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                                                                   Exhibit 10.15


                  FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
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     This AGREEMENT (the "Agreement") is made as of ____________ (the "Date of
Grant") by and between ftd.com inc., a Delaware corporation (the "Company"), and __________________ (the "Optionee").

     1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 1999 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase _____________ Common Shares (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be _____________ per share subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code.

     2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

     3. Right to Exercise. Subject to the expiration or earlier termination of the Option, on each anniversary of the Date of Grant the number of Optioned Shares equal to __________ percent (___%) multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of this Option.

     4. Option Nontransferable. (a) The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

     (b) Notwithstanding the provisions of Section 4(a), the Option granted hereby shall be transferable by the Optionee, without payment of consideration therefor by the transferee, to any one or more members of the Optionee's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Optionee's Immediately Family or to one or more partnerships in which the only partners are members of the Optionee's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable to the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Optionee.
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     5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for (i) more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, if they were originally acquired by the Optionee pursuant to the exercise of an incentive stock option, within the meaning of Section 422 of the Code or (ii) more than six months prior to the date of exercise, if they were originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Within ten days thereafter, the Company shall direct the due issuance of the Optioned Shares so purchased. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per Common Share. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents that the Board shall in its sole discretion deem necessary or advisable. The date of the Optionee's written notice shall be the exercise date.

     6. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

          (a) 90 days after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company or during the 30-day period specified in
Section 6(c);

          (b) 90 days after the Optionee's retirement under a retirement plan of the Company or one of its Subsidiaries at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board;

          (c) Except as provided on a case-by-case basis, 30 calendar days after the Optionee ceases to be an employee of the Company and its Subsidiaries for any reason other than as described in Section 6(a) or 6(b) hereof; or

          (d) Ten years from the Date of Grant.

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In the event that the Optionee's employment is terminated for cause, the
Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, "cause" shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

               (i) fraud, misappropriation, embezzlement, dishonesty or other similar act of misconduct by the Optionee against the Company or any of its subsidiaries or affiliates, the Optionee's willful misconduct with respect to the business and affairs of the Company or any of its subsidiaries or affiliates;

               (ii) intentional wrongful damage to material assets of the Company;

               (iii) intentional wrongful disclosure of material confidential information of the Company;

               (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty;

               (v) intentional breach of any stated material policy of the Company;

               (vi) the Optionee's conviction of or plea of guilty or nolo contendre to a felony or crime involving moral turpitude.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than _____ (__) days approved by the Board. For the purposes of this Agreement, "permanent and total disability" shall be defined by Section 22(e)(3) of the Code.

     7. Acceleration of Option. The Option granted hereby shall become immediately exercisable in full in the event of (a) a Change in Control, (b) the Optionee's permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company or one of its Subsidiaries, or (c) the death of the Optionee if such death occurs while the Optionee is employed by the Company or one of its Subsidiaries.

     8. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

     9. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions

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that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Fair Market Value per Common Share of such shares on the date of such surrender or (b) utilizing the bank or broker assistance arrangement provided in Section 5. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

     10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

     11. Adjustments. The Board may make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

     12. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of this Option.

     13. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     15. Relation to Plan; Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right

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to determine any questions which arise in connection with this Option or its exercise. Any reference herein to a provision of a statute, rule or regulation shall also include any successor provision thereto.

     16. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     18. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: ___________________________________, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                                         ftd.com inc.



                                         By:____________________________________



                                         _______________________________________
                                         Optionee



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